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                                                                      EXHIBIT 10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts


We consent to the inclusion in this registration statement on the Form N-4 (File Nos. 333-54374 and 811-3199) of our report dated March 23, 2001, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts".


PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2001

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts


We consent to the inclusion in this registration statement on the Form N-4 (File Nos. 333-54374 and 811-3199) of our report dated February 20, 2001, on our audit of the combined financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account and to the reference to our firm under the caption "Experts".


PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2001